Exhibit 23.1



                    CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-87973) of our report dated March 27, 2001 on the financial statements included in the 2000 annual report on Form 10-KSB of I.D. Systems, Inc.



/s/ Richard A. Eisner & Company, LLP
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New York, New York
March 29, 2001